EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-127737) on Form S-8 of our report dated June 27, 2022, appearing in the Annual Report on Form 11-K of BankFinancial and Subsidiaries Assoc. Investment Plan for the year ended December 31, 2022.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

June 26, 2023